UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 14, 2009

ARTHROCARE CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-027422	94-3180312
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

7500 Rialto Blvd., Building Two, Suite 100

Austin, TX 78735

(512) 391-3900

(Address and Telephone Number of Principal Executive Offices)

N/A

(Former Name or Former Address, if Changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 14e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

A. On August 14, 2009, ArthroCare Corporation (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) by and between the Company and OEP AC Holdings, LLC (“OEP”), pursuant to which the Company agreed to issue and sell to OEP, and OEP agreed to purchase, 75,000 shares of the Company’s Series A 3.00% Convertible Preferred Stock, par value $0.001 per share (the “Series A Preferred Stock”), for an aggregate purchase price of $75,000,000 (the “Equity Financing”). The Series A Preferred Stock would represent an ownership interest, assuming conversion of the Series A Preferred Stock to the Company’s Common Stock (the “Common Stock”), of approximately 15.7% at this time (without regards to the Make-Whole Adjustment describe below). The Company intends to use the proceeds from the Equity Financing to repay the Company’s existing Credit Agreement and expects to use the remaining portion for general corporate purposes. The Company’s press release announcing the Equity Financing is attached as Exhibit 99.1 hereto.

In connection with the Equity Financing, the Company and OEP also entered into a Registration Rights Agreement, pursuant to which the Company agreed to grant OEP certain rights described below.

The terms, rights, obligations and preferences of the Series A Preferred Stock will be set forth in a Certificate of Designations of Series A 3.00% Convertible Preferred Stock (the “Certificate of Designations”), which has been adopted by the Transaction Committee, upon due authorization from the Company’s Board of Directors (the “Board”) and will be effective upon filing with the Delaware Secretary of State in connection with the closing of the Equity Financing. The Certificate of Designations will be substantially in the form attached as Exhibit 99.2 hereto and incorporated herein by reference.

B. On August 14, 2009, the Company signed a Third Amendment to the Credit Agreement and Forbearance Agreement (the “Forbearance Agreement”) with respect to the Credit Agreement dated January 13, 2006, as amended (the “Credit Agreement”) by and between the Company, a syndicate of banks and Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer.

Description of Series A Preferred Stock

Certain terms and conditions of the rights, preferences and privileges of the Series A Preferred Stock set forth in the Certificate of Designations are summarized below.

Dividends. Cumulative dividends on the Series A Preferred Stock are payable-in-kind on a quarterly basis at the rate per annum of 3% of the liquidation preference of $1,000 per share (the “Liquidation Preference”) until October 1, 2014 (the “Dividend Duration Period”).

Subordination. The Series A Preferred Stock will be subordinate and rank junior in right of payment to all indebtedness of the Company.

Conversion. The holders of the Series A Preferred Stock may convert Series A Preferred Stock at any time, in whole or in part, into shares of Common Stock, at a rate of 66.667 shares of the Company’s Common Stock per $1,000 of Liquidation Preference of the Series A Preferred Stock, subject to customary anti-dilution adjustments (the “Conversion Rate”), representing an initial conversion price of $15.00 per share of Common Stock. If a conversion occurs prior to the expiration of the Dividend Duration Period, the number of shares of Common Stock received shall be increased for a make-whole adjustment equal to (a) the number of additional shares of Series A Preferred Stock the holder would have otherwise been paid during the Dividend Duration Period, multiplied by (b) the Conversion Rate (the “Make-Whole Adjustment”).

The Company may, at any time after the first anniversary of the initial issuance of the Series A Preferred Stock, cause an automatic conversion of all outstanding shares of Series A Preferred Stock upon no less than 10 days prior notice if at the time of such notice and at the time of the related conversion (a) the closing sales price of the Common Stock equals or exceeds $35.00 per share (subject to adjustment in the event of a stock split, stock dividend, combination or other similar recapitalization) for the prior 20 consecutive trading days and (b) the Company is current on its reporting requirements under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and has an effective resale registration statement and related prospectus that permits the Common Stock issued upon such automatic conversion to be immediately resold thereunder and the current investigations of the Company by the U.S. Attorney’s offices in Florida and North Carolina have been terminated, settled or finally adjudicated.

No conversion of Series A Preferred Stock will be permitted to the extent that any holder of Series A Preferred Stock would individually hold in excess of 19.99% of the Company’s voting power after the proposed conversion, or to the extent that the holders of Series A Preferred Stock would hold in excess of 17.80% of the Company’s voting power in the aggregate, in each case solely attributable to their holdings of Series A Preferred Stock and any Common Stock received upon conversion thereof (such limitations collectively, the “Conversion Cap”). Shares of Series A Preferred Stock not convertible as a result of the Conversion Cap shall remain outstanding and shall become convertible to the extent the Conversion Cap no longer applies.

Redemption Rights. At any time after 5 years from the date the Company first issues Series A Preferred Stock, or in connection with a change in control, holders may require the Company to redeem any or all outstanding shares of Series A Preferred Stock at the Liquidation Preference of such redeemed Series A Preferred Stock including any applicable make-whole adjustment.

Anti-Dilution Adjustments. The Conversion Rate will be subject to customary anti-dilution adjustments, subject to standard exceptions (such as issuances made under the Company’s incentive plans).

Voting Rights. Holders of the Series A Preferred Stock will vote with the Common Stock on an as-converted basis, including any applicable make-whole adjustment. However, no holder of the Series A Preferred Stock shall be permitted to vote more than an equivalent of 19.99% of the Company’s outstanding voting securities solely attributable to its ownership of the Series A Preferred Stock and any Common Stock received upon conversion thereof.

Holders of a majority of the Series A Preferred Stock then outstanding, voting as a separate class, must approve any amendment to the Company’s articles of incorporation or bylaws that would adversely affect the rights of the holders of the Series A Preferred Stock. If a stockholder vote is required to approve a conversion or voting of shares of Series A Preferred Stock in excess of the Conversion Cap, holders of Series A Preferred Stock and Common Stock received upon conversion thereof are not entitled to participate in the vote. Additionally, as long as OEP owns Series A Preferred Stock representing at least 15% of the Company’s voting securities, it will be entitled to appoint two directors. Accordingly, the Purchase Agreement contemplates that Chris Ahrens and Greg Belinfanti, both Partners of One Equity Partners, will join the Board effective upon consummation of the Equity Financing. OEP, however, will only be entitled to appoint one director once the Series A Preferred Stock owned by OEP represents less than 15% but at least 5% of the Company’s voting securities, and at such time OEP owns Series A Preferred Stock representing less than 5% of the voting securities of the Company, its entitlement to be represented on the Board will terminate, subject to the right of OEP to nominate directors in accordance with the Purchase Agreement as discussed below.

Securities Purchase Agreement

Certain provisions of the Purchase Agreement are summarized below.

The closing of the Equity Financing contemplated by Purchase Agreement is contingent upon the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”) and also contains representations and warranties, covenants, indemnification provisions, termination provisions and other closing conditions.

Lock-up Period / Transfer Restrictions. OEP will not be permitted to transfer or dispose of its interest in the Series A Preferred Stock other than to certain of its affiliates and will not convert any Series A Preferred Stock into shares of the Company’s Common Stock for one year from the date of issuance, absent certain reorganization events occurring prior to that date.

Governance Rights. OEP will be entitled to nominate as part of the slate of nominees recommended by the Board (and the Company will use its reasonable best efforts to have such nominees elected as members of the Board) two individuals to serve on the Board for a period of one year from the date of the execution of the Purchase Agreement and thereafter until the date on which OEP ceases to own at least 15% of the Company’s voting securities. If OEP owns less than 15% of the Company’s voting securities but at least 5% of the Company’s voting securities, until the date on which OEP ceases to own at least 5% of the Company’s voting securities, OEP will be entitled to nominate as part of the slate of nominees recommended by the Board (and the Company will use its reasonable best efforts to have such nominee elected as members of the Board) one individual.

In connection with the election or removal of directors, OEP will vote (a) in favor of any nominee or director recommended by the Company’s Nominating and Corporate Governance Committee and (b) against the removal of any director recommended by the Company’s Nominating and Corporate Governance Committee. OEP may otherwise vote in its sole discretion on any other shareholder vote matter.

Standstill. Until OEP ceases to own at least 5% of the Company’s voting securities or until there is a change of control event, OEP and its affiliates will be subject to a standstill, subject to customary exceptions. However, if the Company’s common stock closes below $13 per share for three consecutive days, OEP has the right to purchase shares of the Company’s stock until the closing trading price of the Company’s common stock exceeds $13 per share, so long as OEP and its affiliates do not at the time own 25% or more of the Company’s voting securities. Additionally, if the Board decides to engage in a process that could give rise to a change of control of the Company, the Company shall invite OEP to participate in such process on the terms and conditions generally made available to the other participants. Finally, if any time OEP’s interest decreases due to an Excluded Issuance (as defined in the Purchase Agreement), OEP may acquire in the secondary market additional Common Stock to maintain the voting power OEP owned immediately prior to the Excluded Issuance.

Pre-emptive Rights. OEP, so long as it owns 5% or more of the Company’s voting securities, and, any other holder of Series A Preferred Stock, so long as they hold Series A Preferred Stock representing at least 5% of the Company’s voting securities, will have preemptive rights, subject to customary exceptions.

Registration Rights Agreement

The Company and OEP have agreed to enter into a Registration Rights Agreement in connection with the closing of the Equity Financing, pursuant to which the Company has agreed to grant OEP certain rights with respect to registration under the Securities Act of 1933, as amended (the “Securities Act”), of the resale of Common Stock issuable upon conversion of the Series A Preferred Stock (the “Registrable Securities”).

Certain material provisions of the Registration Rights Agreement are summarized below.

Registration Rights. The Company will use its best efforts to become current in its SEC periodic reporting requirements and thereafter file a registration statement on Form S-1 prior to the expiration of the one year period following the closing of the Equity Financing to register the resale of the Common Stock underlying the Series A Preferred Stock. If a registration statement is not timely filed or does not become effective in accordance with the requirements of the Registration Rights Agreement (a “Registration Default”), then the Company shall pay the holders of the Series A Preferred Stock an amount equal to 2.00% per annum of the liquidation preference of the Series A Preferred Stock or common stock issued upon conversion of the Series A Preferred Stock, accruing from the date of the Registration Default until all Registration Defaults are cured.

Piggy-Back Registration Rights. In the event that the Company files a registration statement relating to the sale of its equity securities, the holders of the Registrable Securities may elect to include in the registration statement all or any part of such Registrable Securities such holder requests to be registered for resale by such holder, subject to customary cutbacks.

The Registration Rights Agreement contains other standard provisions of agreements of this type.

Forbearance Agreement

Certain material provisions of the Forbearance Agreement, including certain amendments to the Credit Agreement, are summarized below.

Forbearance. The Forbearance Agreement provides that, until October 31, 2009 and absent termination of the Forbearance Agreement due to a Forbearance Termination Event (as defined below), the Administrative Agent and Lenders (defined in the Credit Agreement) will forbear from exercising remedies with respect to certain events of default, including the events of default that were previously disclosed by the Company in its Form 8-K filed February 26, 2009 (the “Known Defaults”).

Interest, Payments and Amortization. The Forbearance Agreement eliminates the LIBOR pricing option, and increases the non-default per annum rate under the Credit Agreement to Base Rate plus 3.25% and the Letter of Credit Fees to 4.50%. Effective October 1, 2009, the non-default per annum rate will increase to Base Rate plus 3.75% and Letter of Credit Fees will increase to 5.00%. Starting September 1, 2009, interest payments will be due monthly rather than quarterly. Additionally, principal amortization payments of $1,000,000 each will be due on September 1 and October 1, 2009; thereafter, principal amortization payments of $3,000,000 will be due on the first day of each month thereafter.

Additional Borrowing. All commitments under the Credit Agreement are terminated and no further letters of credit will be issued or renewed.

Maturity Date. The maturity date of the Credit Agreement is amended to January 15, 2010.

Conditions to Forbearance. The Forbearance Agreement became effective on August 14, 2009 upon meeting certain conditions, including (but not limited to): the Company being current in payments on all interest on loans and letter of credit fees; a payment of $7,500,000 of the outstanding principal indebtedness; a forbearance fee equal to 0.75% of the outstanding Commitments after taking account of the $7,500,000 reduction to principal described above with the fee to be paid (i) 0.50% on the effective date of the Forbearance Agreement and (ii) 0.25% on October 1, 2009 unless all indebtedness under the Credit Agreement shall have been fully repaid before October 1, 2009, in which case the 0.25% amount shall be waived; the delivery of a collateral questionnaire to the Administrative Agent and consenting Lenders; and the payment of all fees and expenses incurred by the Administrative Agent.

Covenants. The Forbearance Agreement contains customary forbearance covenants and other forbearance covenants, including (but not limited to):

•	Financial covenants, including a monthly minimum EBITDAC covenant, a monthly minimum cash and cash equivalent covenant, and a maximum capital expenditures covenant;

•	Access to the Company and information rights with respect to financial statements, capital raise efforts, and refinancing and/or repayment plan efforts;

•

The Company shall provide the “Required Financial Statements” and the “Restatement” Financial Statements required to be delivered pursuant to the Waiver, dated as of January 16, 2009 and any other financial statements required to be delivered pursuant to the Credit Agreement prior to the Forbearance Effective Date (defined in the Forbearance Agreement), as soon as possible, but no later than September 30, 2009;

•

The Company shall not make any equity distributions or cash interest payments on account of any equity interests or capital or insider loans during the Forbearance Period, and the Company further shall not operate its business outside of the ordinary course;

•	The Company shall not engage in asset sales or mergers without the prior written consent of Lenders holding a majority of the loans;

•

The Company shall not make any cash payments with respect to the proceeding brought against the Borrower by Gyrus, Ethicon and DePuy Mitek or to any other third parties in connection with any settlement of any court, arbitration or mediation proceeding or any other claims or disputes without the prior written consent of Lenders holding a majority of the loans; and

•	Provision of other periodic reporting.

Forbearance Termination and Termination Events. The Forbearance Agreement shall terminate upon the earlier of October 31, 2009 or the occurrence of any of the below events:

•	The Company’s failure to comply with its obligations under the Forbearance Agreement, including any Forbearance Covenants (subject to any applicable notice and cure period);

•	Any representation or warranty proves false or misleading in any material respect at the time it was made;

•	The occurrence of an Event of Default under the Credit Agreement (other than the Known Defaults); or

•	Any act of fraud, intentional misrepresentation, criminal misconduct or gross negligence by the Company.

Upon termination of the Forbearance Agreement, the Lenders may declare the outstanding principal balance and interest on the loans under the Credit Agreement to be immediately due and owing.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 above is incorporated herein by reference.

Pursuant to the Purchase Agreement, on August 14, 2009, the Company agreed to issue 75,000 shares of the Company’s Series A Preferred Stock to OEP for an aggregate purchase price of $75,000,000.

The issuance and sale of the Series A Preferred Stock will be exempt from registration under the Securities Act pursuant to Section 4(2) of the Securities Act and/or Regulation D promulgated under the Securities Act. The Company has not engaged in any general solicitation or advertising with regard to the issuance and sale of the Series A Preferred Stock and has not offered securities to the public in connection with this issuance and sale.

The information contained in this report is neither an offer to sell nor a solicitation of offers to purchase securities of the Company. The issuance of Series A Preferred Stock by the Company in connection with this transaction will not be registered under the Securities Act and the shares may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth in Items 1.01 and 3.02 above is incorporated herein by reference.

Pursuant to the Purchase Agreement, the Company has agreed to issue 75,000 shares of its Series A Preferred Stock. Following the issuance of the Series A Preferred Stock, the holders thereof will have preferential liquidation rights over the holders of Common Stock. The Series A Preferred Stock will have the terms and preferences described in Item 1.01 above pursuant to the Certificate of Designations substantially in the form attached as Exhibit 99.2 hereto and incorporated herein by reference.

The Purchase Agreement provides that the Company may not declare, or make payment in respect of, any dividend or other distribution upon any shares of capital stock of the Company from the execution date of the Purchase Agreement through the closing of the Equity Financing.

Item 5.02	Election of Directors

The Purchase Agreement entered into on August 14, 2009 by and between the Company and OEP provides that two designees of OEP will be elected to the Company’s Board of Directors, effective upon the closing of the Equity Financing. These two directors will be Gregory Belinfanti and Christian Ahrens, both Partners of One Equity Partners. On August 14, 2009, the Board elected Mr. Belinfanti and Mr. Ahrens to the Board, effective upon the closing of the Equity Financing.

One OEP director will be entitled to sit on each committee of the Board subject to the selected individual satisfying the requirements applicable to directors of companies listed on the Nasdaq Stock Market, and if the Company becomes listed on any other stock exchange, the requirements applicable to directors of companies listed on such stock exchange, and other applicable qualifications under law.

The information set forth in Item 1.01 hereof with respect to OEP’s purchase of the Company’s Series A Preferred Stock and the rights of OEP to nominate Mr. Belinfanti and Mr. Ahrens to the Company’s Board of Directors is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws

Effective August 14, 2009, the Company’s Board of Directors approved an amendment of Section III.2 of the Company’s Amended and Restated Bylaws that will become effective upon the closing of the Equity Financing. This amendment changed the authorized number of directors of the Board of Directors from seven directors to eight directors in order to accommodate the governance rights provided in the Certificate of Designations and in the Purchase Agreement, each described in Item 1.01 above.

The foregoing summary of the amendments to the Bylaws is qualified in its entirety by reference to the text of the Company’s Amended and Restated Bylaws, as amended as described above, which is attached as Exhibit 3.1 hereto and incorporated herein by reference.

Item 5.05	Amendments to the Registrant’s Code of Ethics

Effective August 14, 2009, the Board of Directors of the Company adopted amendments to the Company’s Code of Business Conduct and Ethics (the “Code”). These amendments provide that Company employees may not provide non-employee health care professionals with gifts, entertainment, or recreational items, regardless of value. Limited exceptions to this general rule are made for modest meals incidental to a scientific presentation and educational items of modest value that serve a genuine educational function and benefit patients. The amendments also set forth the roles of the Company’s new General Counsel and new Compliance Officer in certain governance matters.

The foregoing summary of the amendments to the Code is qualified in its entirety by reference to the text of the Company’s Amended and Restated Code, which is attached as Exhibit 99.3 hereto and incorporated herein by reference.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The information provided herein includes forward-looking statements within the meaning of Section 21E of the Exchange Act. Statements that are not historical facts are forward-looking statements. Forward-looking statements are based on beliefs and assumptions by management and on information currently available to management. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update any of them publicly in light of new information or future events. Additional factors that could cause actual results to differ materially from those contained in any forward-looking statement include, without limitation: the likelihood of fulfilling the closing conditions in the Purchase Agreement, including but not limited to the expiration or termination of any applicable waiting period under the HSR Act; the ability of the Company to fulfill its obligations with respect to the rights of the holders of the Series A Preferred Stock, including but not limited to the redemption rights and registration rights of the holders of the Series A Preferred Stock; the resolution of litigation pending against the Company, including the arbitration between Gyrus Group, PLC, Ethicon, Inc. and ArthroCare, and the covenant in the Forbearance Agreement restricting the Company from making any cash payments with respect to the award in such arbitration; other pending litigation; the ability of the Company to fulfill its obligations under the Forbearance Agreement, including but not limited to the payment of the Forbearance Fee and the payment of principal and interest under the Credit Agreement; the termination of all the lenders’ commitments and letters of credit under the Credit Agreement; the ability of the Company to provide the financial statements required to be delivered pursuant to the Credit Agreement prior to the Forbearance Effective Date; unanticipated accounting issues or audit issues regarding the financial data for the periods being restated in the Company’s previously announced restatement; the ability of the Company and its independent registered public accounting firm to confirm information or data identified in the review of the Company’s internal controls and the review of insurance billing and healthcare fraud-and-abuse compliance practices being conducted under the supervision of the Audit Committee of the Board of Directors (the reviews of internal controls and insurance reimbursement practices are collectively referred to herein as the “Reviews”); the likelihood that deficiencies in the Company’s internal controls constitute material weaknesses in the Company’s internal control over financial reporting; unanticipated issues regarding the Reviews that prevent or delay the Company’s independent registered public accounting firm from relying upon the Reviews or that require additional efforts, documentation, procedures, review or investigation; the Company’s ability to design or improve internal controls to address issues detected in the Reviews or by management in its reassessment of the Company’s internal controls; the impact upon the Company’s operations of the Reviews, legal compliance matters or internal controls, improvement and remediation; difficulties in controlling expenses, including costs of the Reviews, legal compliance matters or internal controls review, improvement and remediation; the Company’s ability to become current in its SEC periodic reporting requirements; the outcome of pending litigation and the anticipated arbitration proceeding; the results of the investigations being conducted by the SEC and the United States Attorneys’ offices in Florida and North Carolina; the impact on the Company of additional civil and criminal investigations by state and federal agencies and civil suits by private third parties involving the Company’s financial reporting and its previously announced restatement and its insurance billing and healthcare fraud-and-abuse compliance practices; general business, economic and political conditions; competitive developments in the medical devices market; changes in applicable legislative or regulatory requirements; the Company’s ability to effectively and successfully implement its financial and strategic alternatives, as well as business strategies, and manage the risks in its business; and the reactions of the marketplace to the foregoing.

Item 9.01	Financial Statements and Exhibits.

Exhibits

Exhibit Number	Title
3.1	ArthroCare Corporation Amended and Restated Bylaws, as amended effective August 14, 2009

99.1	Press Release

99.2	Form of Certificate of Designations of Series A 3.00% Convertible Preferred Stock

99.3	Amended and Restated Code of Business Conduct and Ethics

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 17, 2009	ARTHROCARE CORPORATION

	By:	/s/ David F. Fitzgerald
David F. Fitzgerald
Acting President and Chief Executive Officer

ARTHROCARE CORPORATION

INDEX TO EXHIBITS

Exhibit Number	Exhibit Name
3.1	ArthroCare Corporation Amended and Restated Bylaws, as amended effective August 14, 2009

99.1	Press Release

99.2	Form of Certificate of Designations of Series A 3.00% Convertible Preferred Stock.

99.3	Amended and Restated Code of Business Conduct and Ethics